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                                                                EXHIBIT 10.12

                          PURCHASE AND SALE AGREEMENT

          This Purchase and Sale Agreement dated as of September 12, 1996 is by and between Red Lion Hotels, Inc., a Delaware corporation ("RLI"), and Red Lion, a California Limited Partnership (the "Partnership").

                                    RECITALS
                                    --------

          WHEREAS, pursuant to a Contribution Agreement dated August 1, 1995 by and between the Partnership and RLI (the "Contribution Agreement"), the Partnership contributed all of its right, title and interest in and to certain property to RLI, while retaining certain interests and advances in certain joint ventures and partnerships;

          WHEREAS, pursuant to the Amendment to Agreement of Limited Partnership of Red Lion Orange County Partners, L.P. (the "Amendment"), dated August 1, 1995, the advances retained by the Partnership with respect to Red Lion Orange County Partners, L.P. (the "Orange County Partnership") were contributed to the capital of the Orange County Partnership and converted into a Priority Contribution Account (as defined in the Amendment);

          WHEREAS, pursuant to the terms of the Contribution Agreement, the Partnership has exercised its option to sell those retained interests and advances to RLI by notice to RLI dated September 11, 1996 (the "Notice");

          WHEREAS, the Partnership desires to sell the retained interests and advances to RLI and RLI desires to purchase the retained interests and advances and to assume the Partnership's liabilities with respect thereto; and

          WHEREAS, the Partnership desires to sell its 99% partnership interest (the "SBRLH Interest") in Santa Barbara Red Lion Hotel, a California general partnership ("SBRLH"), to RLI, and RLI desires to purchase the SBRLH Interest and assume the Partnership's liabilities with respect thereto.

                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows.




                            ARTICLE 1 - DEFINITIONS

          1.1  Defined Terms.  As used herein, the terms below shall have the
               -------------
following meanings:

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          "Closing Date" shall have the meaning set forth in Section 3.1 hereof.
           ------------

          "Liabilities" shall mean all liabilities, obligations, commitments,
           -----------
claims, actions, demands, losses, damages, judgments, interests, penalties, costs and expenses of any nature, absolute, accrued, contingent or otherwise, known or unknown, whether matured or unmatured.

          "Joint Ventures" shall mean the following joint ventures:  Red Lion La
           --------------
Posada, Bakersfield Red Lion Motor Inn, Ontario - Red Lion Motor Inn, Village Motor Inn, and Fess Parker - Red Lion Hotel; and the following limited partnerships: Red Lion Orange County Partners, L.P. and Glendale Red Lion Hotel, a California limited partnership.

          "Option Joint Venture Assets" shall mean the Retained Joint Venture
           ---------------------------
Interests, the Retained Joint Venture Advances and the SBRLH Interest.

          "Person" shall mean any person or entity, whether an individual,
           ------
trustee, corporation, general partnership, limited partnership, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority.

          "Retained Joint Venture Interests" shall mean the Partnership's
           --------------------------------
interests in the Joint Ventures which are set forth on Schedule A attached hereto.

          "Retained Joint Venture Advances" shall mean the Partnership's
           -------------------------------
interests in the advances to Joint Ventures which are set forth on Schedule A attached hereto.


              ARTICLE 2 - PURCHASE OF OPTION JOINT VENTURE ASSETS

          2.1  Purchase and Sale.  Upon the terms and subject to the conditions
               -----------------
contained herein, at the Closing, the Partnership will sell, convey, transfer, assign and deliver to RLI, and RLI will acquire from the Partnership, the Option Joint Venture Assets. The purchase price for the Option Joint Venture Assets will be $1,362,590.

          2.2  Assumption of Liabilities.  Upon the terms and subject to the
               -------------------------
conditions contained herein, at the Closing, RLI shall assume all of the Partnership's Liabilities with respect to the Option Joint Venture Assets, and such Liabilities shall be deemed Assumed Liabilities under the Contribution Agreement (as defined therein).

                              ARTICLE 3 - CLOSING

          3.1  Closing.  The Closing of the transactions contemplated herein
               -------
(the "Closing") shall take place on September 12, 1996 (the "Closing Date"), unless the parties hereto otherwise agree.

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          3.2  Deliveries at Closing.
               ---------------------

          (a) By the Partnership. On the Closing Date, the Partnership shall
              ------------------
execute and deliver assignments conveying all of the Option Joint Venture
Assets.

          (b) By RLI.  On the Closing Date, RLI shall (i) execute and
              ------
deliver assumptions assuming the Option Joint Venture Assets and all of the Liabilities related to the Option Joint Venture Assets and (ii) deposit $1,362,590 by wire transfer into an account designated by the Partnership.

                   ARTICLE 4 - REPRESENTATIONS AND WARRANTIES

          4.1  Representations and Warranties of the Partnership. The
               -------------------------------------------------
Partnership represents and warrants to RLI as follows:

          (a) Authorization. The Partnership has the requisite partnership power
              -------------
and authority and has taken all partnership action necessary to execute and deliver this Agreement, to consummate the transactions contemplated hereunder and to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Partnership and constitutes a legally valid and binding obligation of the Partnership enforceable against the Partnership in accordance with its terms.

          4.2  Representations, Warranties and Acknowledgements of RLI.  RLI
               -------------------------------------------------------
represents and warrants to the Partnership as follows:

          (a) Authorization.  RLI has the requisite corporate power and
              -------------
authority and has taken all corporate action necessary to execute and deliver this Agreement, to consummate the transactions contemplated hereunder and to perform its obligations hereunder. The execution and delivery of this Agreement by RLI and the consummation by RLI of the transactions contemplated hereunder have been duly approved by the board of directors of RLI. No other corporate proceedings on the part of RLI are necessary to authorize the execution and delivery of this Agreement by RLI or the performance by RLI of its obligations hereunder. This Agreement has been duly executed and delivered by RLI and constitutes a legally valid and binding obligation of RLI enforceable against RLI in accordance with its terms.

          (b) Investment Representation.  RLI is acquiring the Retained Joint
              -------------------------
Venture Interests and the SBRLH Interest solely for its own account and not as nominee or agent for any other person or entity and not with a view to, or for offer or sale in connection with, any distribution thereof, within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), that would be in violation of the Securities Act, without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of said Retained Joint Venture Interests or the SBRLH Interest pursuant to a registration statement under the Securities Act or pursuant to an exemption from the registration requirements of

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the Securities Act.  RLI further represents that it is knowledgeable, sophisticated and experienced in business and financial matters; that it is able to bear the economic risk of its investment in the Retained Joint Venture Interests and the SBRLH Interest and is presently able to afford the complete loss of such investment; and that it is an "accredited investor" as defined in Regulation D promulgated under the Securities Act or 1933, as amended.

          (c) Assets Transferred Without Warranty.  RLI acknowledges that the
              -----------------------------------
Partnership is transferring whatever title it may have in and to the Option Joint Venture Assets without any representation or warranty, express or implied, with respect to its title to such assets or its contractual ability to do the same; and that each of the assets to be transferred hereunder shall be transferred without representation or warranty that RLI shall receive such asset free of claims by any third party or with any right to the quiet enjoyment of any such asset.

              ARTICLE 5 - CONDITIONS TO PARTNERSHIP'S OBLIGATIONS

          5.1  Conditions Precedent.  The obligations of the Partnership to
               --------------------
consummate the transactions provided for hereby are subject, in the discretion of the Partnership, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Partnership:

          (a) Representations and Warranties.  All representations and
              ------------------------------
warranties of RLI contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and RLI shall have performed and satisfied in all material respects all agreements and covenants required hereby to be performed by it prior to or on the Closing Date.

          (b) Deliveries.  RLI shall have delivered all documents and other
              ----------
items under Section 3.2(b) hereof.

          (c) No Proceedings, Litigation or Laws.  No action, proceeding or
              ----------------------------------
claim by any governmental authority or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which may result in the restraint or prohibition of the transaction contemplated hereunder or the obtaining of damages or other relief if the transactions contemplated hereunder are consummated.

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                  ARTICLE 6 - CONDITIONS TO RLI'S OBLIGATIONS

          6.1  Conditions Precedent.  The obligations of RLI to consummate the
               --------------------
transactions provided for hereby are subject, in the discretion of RLI, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by RLI:

          (a) Representations and Warranties.  All representations and
              ------------------------------
warranties of the Partnership contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and the Partnership shall have performed and satisfied in all material respects all agreements and covenants required hereby to be performed by it prior to or on the Closing Date.

          (b) Deliveries.  The Partnership shall have executed and delivered
              ----------
each of documents and other items described in Section 3.2(a) hereof.

          (c) No Proceedings, Litigation or Laws.  No action, proceeding or
              ----------------------------------
claim by any governmental authority or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby which may result in the restraint or prohibition of the transaction contemplated hereunder or the obtaining of damages or other relief if the transactions contemplated hereunder are consummated.

                          ARTICLE 7 - INDEMNIFICATION

          7.1  By RLI.  RLI and its successors and assigns (the "Indemnitor")
               ------
agrees to indemnify, save and hold harmless the Partnership and each of its limited partners, general partners, owners, subsidiaries and affiliates, and each of their respective officers, directors, employees, shareholders, partners, agents, representatives and advisors, or any of the foregoing's successors and assigns (the "Indemnified Parties") from and against all liabilities, costs, losses (including diminution in value), lost profits, taxes, lawsuits, damages and expenses, whether or not arising out of third-party claims (including, without limitation, interest, penalties, costs of mitigation and losses in connection with any environmental law), and all amounts paid in investigation, defense or settlement, in each case grossed-up for all taxes (collectively, "Damages") incurred in connection with, arising out of, resulting from or incident to, (i) any event or condition, past, present or future, relating to the Option Joint Venture Assets, (ii) any Liability relating to or arising from the Option Joint Venture Assets, (iii) any breach of any covenant or agreement made by RLI pursuant to this agreement, or (iv) any liability imposed upon any Indemnified Party due to the Partnership's status as the transferor to RLI. Without limiting the foregoing, the Indemnitor shall indemnify, save and hold harmless the Indemnified Parties from Damages incurred in connection with, arising out of, resulting from or incident to any litigation, claim, action, dispute or investigation arising

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out of the transfer of the Option Joint Venture Assets. Payments by an
Indemnified Party shall not be a condition to recovery. Indemnitor's obligation to indemnify the Indemnified Parties shall not limit any other right, including without limitation, rights of contribution which an Indemnified Party may have under statute or common law.

          7.2  Indemnification Procedures.  If any Indemnified Party seeks
               --------------------------
indemnification hereunder it shall give the Indemnitor a notice (a "Claim Notice") describing in reasonable detail the facts giving rise to any claims for indemnification hereunder and the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any agreement, document or instrument executed pursuant hereto or in connection herewith upon which such claim is based, provided that failure to give such notice shall not relieve the Indemnitor of its obligations hereunder.
Indemnitor shall have thirty (30) days after the giving of any Claim Notice pursuant hereto to (i) agree to the amount or method of determination set forth in the Claim Notice and pay such amount to the Indemnified Party in immediately available funds to the extent not previously advanced pursuant to Section 7.4 hereof, or (ii) provide Indemnified Party with notice that it disagrees with the amount or method of determination set forth in the Claim Notice (the "Dispute Notice"). Within fifteen (15) days after the giving of the Dispute Notice, a representative of Indemnitor and a representative of Indemnified Party shall negotiate in a bona fide attempt to resolve the matter. In the event that the controversy is not resolved within thirty (30) days of the giving of the Dispute Notice, the parties shall be free to pursue whatever remedies are available to them at law or equity.

          7.3  Third Person Claims.  If a claim by a third person is made
               -------------------
against an Indemnified Party, and if such party intends to seek indemnity with respect thereto under this Article 7, such Indemnified Party shall promptly notify the Indemnitor in writing of such claims, setting forth such claims in reasonable detail. Indemnitor shall have ten (10) days after receipt of such notice to elect to undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with it in connection therewith; provided that the Indemnified Party may participate in such settlement or defense through counsel chosen by such Indemnified Party; and provided further that if in the reasonable judgment of the Indemnified Party, there exists a conflict between the Indemnified Party and the Indemnitor, Indemnitor shall bear all costs and expenses of Indemnified Party's separate counsel of choice. So long as the Indemnitor is reasonably contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim without the consent of the Indemnitor. If the Indemnitor does not notify the Indemnified Party within ten (10) days after receipt of the Indemnified Party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle or compromise the claim and shall be entitled to indemnification for all fees, costs and expenses incurred in connection therewith. The Indemnitor shall not, except with the consent of each Indemnified Party, enter into any settlement that does not include as an unconditional term thereof the giving by the person or persons asserting such claim to all Indemnified Parties of unconditional release from all liability with respect to such claim or consent to entry of any judgment. The

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Indemnitor shall not be liable for damages relating to any settlement entered into without the consent of such Indemnitor.

          7.4  Advance of Damages. Notwithstanding anything to the contrary, the
               ------------------
Indemnitor shall advance to any Indemnified Party, all funds necessary to pay when due all Damages, provided that if the Indemnitor disputes its obligation to indemnify the Indemnified Party with respect to such Damages, the Indemnified Party shall provide an undertaking to reimburse the Indemnitor for such amounts if it is later determined in a final nonappealable order by a court of competent jurisdiction that the Indemnified Party was not entitled to indemnification under this Agreement.

                           ARTICLE 8 - MISCELLANEOUS

          8.1  Further Assurances.  Upon the terms and subject to the conditions
               ------------------
contained herein, each of the parties hereto agrees (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder, and (iii) to cooperate with each other in connection with the foregoing.

          8.2  Entire Agreement; Amendments and Waivers.  This Agreement,
               ----------------------------------------
together with all exhibits and schedules hereto constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

          8.3  Successors and Assigns.  This Agreement may not be assigned by a
               ----------------------
party hereto, whether by operation of law or otherwise, without the consent of the other party hereto, and any assignment made without such consent shall be void and without effect. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

          8.4  Governing Law.  This Agreement shall be construed, interpreted
               -------------
and the rights of the parties determined in accordance with the laws of the State of Washington applicable to contracts entered into and wholly to be performed in Washington by Washington residents (without reference to its choice of law provisions).

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

          8.5  Multiple Counterparts.  This Agreement may be executed in one or
               ---------------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          8.6  Captions and References.  The captions or headings of the
               -----------------------
Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          8.7  Limited Liability.  Notwithstanding any provisions hereof, none
               -----------------
of the obligations of the Partnership or RLI under or contemplated by this Agreement shall be an obligation of any officer, director, shareholder, limited partner, general partner, or owner of the Partnership or RLI, or any of their respective officers, directors, shareholders, limited partners, general partners, or owners, or successors or assigns. The Partnership and RLI shall be the only persons or entities liable with respect to such obligations. Each of the Partnership and RLI hereby irrevocably waives any right it may have against any such officer, director, shareholder, general partner or limited partner, owner, successor or assign identified above as a result of the performance of the provisions under or contemplated by this Agreement. This provision shall survive any termination of this Agreement.

          8.8  Invalidity.  In the event that any one or more of the provisions
               ----------
contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

                                       8
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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

                         Red Lion Hotels, Inc., a Delaware
                          corporation


                           /s/ Beth A. Ugoretz
                         -------------------------------------------
                         By:   Beth A. Ugoretz
                         Its:  Senior Vice President



                         Red Lion, a California Limited Partnership

                              By:   RLA-GP, Inc., a Delaware corporation
                              Its:  General Partner

                                /s/ David J. Johnson
                              --------------------------------------
                              By:   David J. Johnson
                              Its:  Executive Vice President

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